Exhibit 99.(a)(5)

ACTIVE ASSETS INSTITUTIONAL MONEY TRUST

INSTRUMENT ESTABLISHING AND DESIGNATING

ADDITIONAL CLASSES OF SHARES

WHEREAS, Active Assets Institutional Money Trust (the “Trust”) was established by the Declaration of Trust dated November 23, 1999, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts; and

WHEREAS, Section 6.9(h) of the Declaration provides that the establishment and designation of any additional classes of shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such classes, or as otherwise provided in such instrument, which instrument shall have the status of an amendment to the Declaration; and

WHEREAS, the Trustees of the Trust have established and designated one class of shares (the “Existing Class”); and

WHEREAS, the Trustees of the Trust have deemed it advisable to establish and designate three additional classes of shares to be known as the “Administrative Class,” “Advisory Class,” and “Select Class,” such change to be effective on March 31, 2016;

NOW, THEREFORE:

1.  Pursuant to Section 6.9(h) of the Declaration, there is hereby established and designated three additional classes of shares, to be known as the Administrative Class, Advisory Class and Select Class, which shall be subject to the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in the Declaration with respect to the Existing Class, except to the extent the Amended Multi-Class Plan attached hereto as EXHIBIT A sets forth differences among each of the Existing Class and the Administrative Class, Advisory Class and Select Class.

2.  The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

3.  The undersigned hereby certify that this instrument has been duly adopted in accordance with the provisions of the Declaration.

4.  This instrument may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

[signed in counterparts]

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this     day of            , 2016.

/s/ Frank L. Bowman	/s/ Kathleen A. Dennis
Frank L. Bowman, as Trustee, and not individually	Kathleen A. Dennis, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees	Counsel to the Independent Trustees
1177 Avenue of the Americas	1177 Avenue of the Americas
New York, NY 10036	New York, NY 10036

/s/ Nancy C. Everett	/s/ Jakki L. Haussler
Nancy C. Everett, as Trustee, and not individually	Jakki L. Haussler, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees	Counsel to the Independent Trustees
1177 Avenue of the Americas	1177 Avenue of the Americas
New York, NY 10036	New York, NY 10036

/s/ James F. Higgins	/s/ Manuel H. Johnson
James F. Higgins, as Trustee, and not individually	Dr. Manuel H. Johnson, as Trustee, and not individually
c/o Morgan Stanley	c/o Johnson Smick International, Inc.
One New York Plaza	220 I St. NE, Suite 200
New York, NY 10004	Washington, D.C. 20002

/s/ Joseph J. Kearns	/s/ Michael F. Klein
Joseph J. Kearns, as Trustee, and not individually	Michael F. Klein, as Trustee, and not individually
c/o Kearns & Associates LLC	c/o Kramer Levin Naftalis & Frankel LLP
23823 Malibu Road	Counsel to the Independent Trustees
S-50-440	1177 Avenue of the Americas
Malibu, CA 90265	New York, NY 10036

/s/ Michael E. Nugent	/s/ W. Allen Reed
Michael E. Nugent, as Trustee, and not individually	W. Allen Reed, as Trustee, and not individually
c/o Morgan Stanley	c/o Kramer Levin Naftalis & Frankel LLP
522 Fifth Avenue	Counsel to the Independent Trustees
New York, NY 10036	1177 Avenue of the Americas
New York, NY 10036

/s/ Fergus Reid
Fergus Reid, as Trustee, and not individually
c/o Joe Pietryka, Inc.
85 Charles Colman Blvd.
Pawling, NY 12564